Putnam RetirementReady 2050 Fund
7/31/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	0
Class B	0
Class C 	0

72DD2 (000s omitted)

Class M	 0
Class R	 0
Class Y	 0

73A1
Class A	0
Class B	0
Class C	0

73A2
Class M	0
Class R	0
Class Y	0

74U1 (000s omitted)

Class A	5
Class B	1
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	2

* Represents less than 1 (000s omitted)

74V1

Class A	54.36
Class B	54.25
Class C	54.25

74V2

Class M	54.28
Class R	54.32
Class Y	54.38